UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 27, 2012

Alleghany Corporation

(Exact name of registrant as specified in its charter)

Delaware	1-9371	51-0283071
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

7 Times Square Tower, 17th Floor, New York, New York		10036
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (212) 752-1356

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07	Submission of Matters to a Vote of Security Holders.

At the 2012 Annual Meeting of Stockholders of Alleghany Corporation (“Alleghany”) held on April 27, 2012: (i) four directors were elected to serve for three-year terms on the Board of Directors of Alleghany, (ii) Alleghany’s 2012 Long-Term Incentive Plan was approved, (iii) the selection of Ernst & Young LLP as Alleghany’s independent registered public accounting firm for the year 2012 was ratified, and (iv) an advisory vote on Alleghany executive compensation was approved. Set forth below are the voting results for these proposals:

		For	Against	Abstain	Broker Non-Votes
(i)	Election of Directors

	(a) John G. Foos	14,332,557	56,266	54,594	1,005,227

	(b) William K. Lavin	13,974,103	414,731	54,583	1,005,227

	(c) Phillip M. Martineau	13,949,291	439,610	54,516	1,005,227

	(d) Raymond L.M. Wong	14,006,952	381,421	55,044	1,005,227

(ii)	Approval of Alleghany’s 2012 Long-Term Incentive Plan	13,626,935	747,984	68,498	1,005,227

(iii)	Ratification of the selection of Ernst & Young LLP as Alleghany’s independent registered public accounting firm for the year 2012	15,342,015	23,620	83,010	N/A

(iv)	Advisory vote on Alleghany’s executive compensation	13,834,167	496,438	112,812	1,005,227

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ALLEGHANY CORPORATION

Date: May 1, 2012	By:	/s/ Roger B. Gorham
Name: Roger B. Gorham
Title: Senior Vice President and chief financial officer

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